UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

Echo Healthcare Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia, 22182
(Address of principal executive offices)

(703) 448-7688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Events.

Echo Healthcare Acquisition Corp. (the “Company”) is holding presentations for investors at the Piper Jaffray 19th Annual Health Care Conference on November 28, 2007 at the Pierre Hotel in New York City.  A copy of the presentation to be used at the conference and investor meetings is furnished as Exhibit 99.1 to this report.

The Company has engaged Dutton Associates, a California-based independent securities research firm (“Dutton”), to provide publicly available research reports on the Company. The Company has agreed to pay Dutton $39,500 for one year of research coverage commencing on November 15, 2007, of which $10,000 has been paid to date.  Dutton’s Independent Research Report dated November 15, 2007 was released on November 26, 2007, and is furnished as Exhibit 99.2 to this report.

On November 26, 2007, the Company issued a press release announcing the presentations for investors to be held on November 28, 2007 at the Piper Jaffray conference.  The Company also issued a second press release announcing an alternative conversion procedure for stockholders seeking to exercise their conversion rights in connection with the Company’s proposed merger with XLNT. In addition to delivering physical stock certificates in order to exercise their conversion rights, Company stockholders can deliver shares for conversion electronically through Depository Trust Company.  Only stockholders who vote against the merger proposal are entitled to conversion rights.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Investor Presentation, dated November 26, 2007.

Exhibit 99.2	Dutton Associates Independent Research Report dated November 15, 2007.

Exhibit 99.3	Press Release dated November 26, 2007 regarding Piper Jaffray conference.

Exhibit 99.4	Press Release dated November 26, 2007 regarding conversion procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP. (Registrant)

By:	/s/ Joel Kanter
Joel Kanter
President

Date: November 26, 2007